An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated __________________________________

AVIATION MINING SOLUTIONS, INC

$3,400,000

3,400,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

This is the initial public offering of securities of Aviation Mining Solutions, Inc., a Delaware corporation (“AMS,” the “Company” “we,” “our” and “us”). The selling shareholders identified in this offering circular are offering 3,400,000 shares of common stock of the Company, $0.0001 par value per share (the “Shares”), in a “Tier 1 Offering” under Regulation A (the “Offering”). The selling shareholders will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section contained within this Offering Circular.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 3,400,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the qualification date of this Offering Circular.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Title of Each Class of Securities to be Offered (1)	Amount to be Offered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price
Common Stock held by Selling Shareholders	3,400,000 Shares	$1.00	$3,400,000

(1)	This Offering Circular covers the resale by our selling shareholders (the “Selling Shareholders”) of up to 3,400,000 shares of our common stock.

(2)	This Offering Circular includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ___________________________________.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “AMS,” “Aviation Mining Solutions”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Aviation Mining Solutions, Inc. and its wholly owned subsidiary, Aviation Mining Solutions, LLC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

History

Aviation Mining Solutions, Inc. was incorporated in Delaware on July 3, 2018 and operates through its wholly owned subsidiary, Aviation Mining Solutions, Inc., a limited liability company that was incorporated in Arizona on August 1, 2016. In this Offering Circular, unless the context indicates otherwise, references to “AMS,” “Aviation Mining Solutions”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Aviation Mining Solutions, Inc. and its wholly owned subsidiary, Aviation Mining Solutions, LLC.

The Company’s offices are located at 170 S. William Dillard Dr,. Ste. 1-100, Gilbert, AZ, 85233, USA. The Company’s main phone number is 480-878-4230. The Company’s fiscal year end is December 31. We maintain a website at https://aviationminingsolutions.com/. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Business Summary

Aviation Mining Solutions is an aircraft parts distribution business based in Gilbert, Arizona that provides airlines, aircraft dealers, and air-ground supply services with a plethora of high quality used aviation parts. Aviation Mining Solution's mission is to serve the commercial aviation after-market by using data analytics to monetize hidden value in stagnant inventory, and to be a logistics conduit to relocate isolated assets to the required point of use.

Summary of Operations

The Company operates from its facilities located in Gilbert, Arizona. Aviation Mining Solutions was founded to serve the aviation Maintenance Repair and Overhaul ("MRO") market by selling the MRO’s surplus commercial aviation inventory to the open market. The premise was based on the MRO tending to accumulate surplus inventory while they focused on their core competency. As a result, it was possible for AMS to create revenue, profit and cash with a minimal initial investment. Over time this service has been leveraged to include the mining of commercially viable sub-assemblies in beyond economical repair top assemblies, as well as securing a distributorship for components directly from an Original Equipment Manufacturer (OEM).

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and has only recently begun operations. The Company needs to continue to build upon its recent success in increasing its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must develop and market its technologies in order to execute the business plan of the Company on a broad scale.

One of the biggest challenges facing the Company will be in securing adequate capital to maintain our operations and implement effective sales, marketing and distribution strategies to reach our intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

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Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. To date, the Company has relied upon a small number of customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company is unable to locate such financing and/or encounters difficulty with its current customer relationships, it will face headwinds in its attempts to develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, which will make it much more difficult for the Company to develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Pink Market as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Pink Market.

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THE OFFERING

Issuer:	Aviation Mining Solutions, Inc.

Securities offered:	A maximum of 3,400,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $1.00 per share held by the Selling Shareholders (the “Offered Shares”).

Number of shares of Common Stock outstanding before the Offering:	20,870,000 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	20,870,000 shares of Common Stock, if the maximum amount of Offered Shares are sold

Price per share:	$1.00

Maximum offering amount:	3,400,000 shares at $1.00 per share, or $3,400,000.

Trading Market:	Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Pink Market as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Pink Market.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Long sales lead time.

Our need for more capital.

Risks of government programs and regulations in our business.

Risk of new technology.

Immediate and substantial dilution.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

We are affected by factors that adversely impact the commercial aviation industry.

As a provider of products and services to the commercial aviation industry, we are greatly affected by overall economic conditions of that industry. The commercial aviation industry is historically cyclical and has been negatively affected in the past by geopolitical events, high fuel and oil prices, lack of capital, and weak economic conditions. The impact of instability in the global financial markets may lead airlines to reduce domestic or international capacity. In addition, certain of our airline customers have in the past been impacted by tight credit markets, which limited their ability to buy parts, services, engines, and aircraft.

A reduction in the operating fleet of aircraft both in the U.S. and abroad will result in reduced demand for parts support and maintenance activities for the type of aircraft affected. Further, tight credit conditions negatively impact the amount of liquidity available to buy parts, services, engines, and aircraft. A deteriorating airline environment may also result in additional airline bankruptcies, and in such circumstances we may not be able to fully collect outstanding accounts receivable. Reduced demand from customers caused by weak economic conditions, including tight credit conditions and customer bankruptcies, may adversely impact our financial condition or results of operations.

Our business, financial condition, results of operations, and growth rates may be adversely affected by these and other events that impact the aviation industry, including the following:

•	deterioration in the financial condition of our existing and potential customers;

•	reductions in the need for, or the deferral of, aircraft maintenance and repair services and spare parts support;

•	retirement of older generation aircraft, resulting in lower prices for spare parts and services for those aircraft;

•	reductions in demand for used aircraft and engines;

•	increased in-house maintenance by airlines;

•	lack of parts in the marketplace; and

•	acts of God.

Success at our airframe maintenance facilities is dependent upon continued outsourcing by the airlines.

We currently perform airframe maintenance activities. Revenues fluctuate based on demand for maintenance which, in turn, is driven by the number of aircraft operating and the extent of outsourcing of maintenance activities by airlines. If either the number of aircraft operating or the level of outsourcing of maintenance activities declines, we may not be able to execute our operational and financial plans at our maintenance, repair and overhaul facilities, which could adversely affect our results of operations and financial condition.

We operate in highly competitive markets, and competitive pressures may adversely affect us.

The markets for our products and services to our customers are highly competitive, and we face competition from a number of sources, both domestic and international. Our competitors include aircraft component and parts manufacturers, airline and aircraft service companies, other companies providing maintenance services and other aircraft spare parts distributors and redistributors. Some of our competitors have substantially greater financial and other resources than we have and others may price their products and services below our selling prices. We believe that our ability to compete depends on superior customer service and support, on-time delivery, sufficient inventory availability, competitive pricing and effective quality assurance programs.

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We are subject to significant government regulation and may need to incur significant expenses to comply with new or more stringent governmental regulation.

The aviation industry is highly regulated by the FAA in the United States and equivalent regulatory agencies in other countries. Before we sell any of our products that are to be installed in an aircraft, such as engines, engine parts and components, and airframe and accessory parts and components, they must meet certain standards of airworthiness established by the FAA or the equivalent regulatory agencies in certain other countries. Specific regulations vary from country to country, although regulatory requirements in other countries are generally satisfied by compliance with FAA requirements. New and more stringent governmental regulations may be adopted in the future that, if enacted, may have an adverse impact on us.

If any of our material licenses, certificates, authorizations, or approvals were revoked or suspended by the FAA or equivalent regulatory agencies in other countries, our results of operations and financial condition may be adversely affected.

We may be exposed to risks associated with operating internationally.

We plan to conduct our business in certain foreign countries. Consequently, we may become subject to a variety of risks that are specific to international operations, including the following:

•	export regulations that could erode profit margins or restrict exports;
•	compliance with the U.S. Foreign Corrupt Practices Act, United Kingdom ("UK") Anti-bribery Act, and other anti-bribery laws;
•	the burden and cost of compliance with foreign laws, treaties, and technical standards and changes in those regulations;
•	contract award and funding delays;
•	potential restrictions on transfers of funds;
•	import and export duties and value added taxes;
•	foreign exchange risk;
•	transportation delays and interruptions; and
•	uncertainties arising from foreign local business practices and cultural considerations.

In addition, the UK held a referendum in which voters approved an exit from the European Union ("EU"). The terms of the UK's potential exit from the EU have yet to be determined and it is possible there will be greater restrictions on imports and exports between the UK and EU countries along with increased regulatory complexities.

While we have adopted and will continue to adopt measures to reduce the potential impact of losses resulting from the risks of doing business internationally, we cannot ensure that such measures will be adequate or that the regions in which we operate will continue to be stable enough to allow us to operate profitably or at all.

We are dependent upon continued availability of financing to manage our business and to execute our business strategy, and additional financing may not be available on terms acceptable to us.

Our ability to manage our business and to execute our business strategy is dependent, in part, on the continued availability of debt and equity capital. Access to the debt and equity capital markets may be limited by various factors, including the condition of overall credit markets, general economic factors, state of the aviation industry, our financial performance, and credit ratings. Debt and equity capital may not continue to be available to us on favorable terms, or at all. Our inability to obtain financing on favorable terms could adversely affect our results of operations and financial condition.

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Market values for our aviation products fluctuate, and we may be unable to sell aircraft parts and engines in the event of reductions in demand for our inventories or declining market values.

Our ability to sell our aviation products on acceptable terms is subject to a number of factors which drive industry capacity, including new aircraft deliveries, availability of used aircraft and engines in the marketplace, competition, financial condition of our customers, overall health of the airline industry, and general economic conditions. Our inability to sell our aviation products on acceptable terms could adversely affect our results of operations and financial condition.

Our industry is susceptible to product and other liability claims, and claims not adequately covered by insurance may adversely affect our financial condition.

Our business exposes us to possible claims for property damage and bodily injury or death which may result if an engine, engine part or component, airframe part or accessory, or any other aviation product which we have sold fails, or if an aircraft we serviced or in which our products are installed, crashes. We carry substantial liability insurance in amounts that we believe are adequate for our risk exposure and commensurate with industry norms. However, claims may arise in the future, and our insurance coverage may not be adequate to protect us in all circumstances. Additionally, we might not be able to maintain adequate insurance coverage in the future at an acceptable cost. Any liability claim not covered by adequate insurance could adversely affect our results of operations and financial condition.

Our business could be negatively affected by cyber or other security threats or other disruptions.

Our businesses depend heavily on information technology and computerized systems to communicate and operate effectively. The Company's systems and technologies, or those of third parties on which we rely, could fail or become unreliable due to equipment failures, software viruses, cyber threats, terrorist acts, natural disasters, power failures or other causes. These threats arise in some cases as a result of our role as a defense contractor.

Cyber security threats are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to our sensitive information, including our customers, suppliers, subcontractors, and joint venture partners, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data.

Although we utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent security threats from materializing. If any of these events were to materialize, the costs related to cyber or other security threats or disruptions may not be fully insured or indemnified and could have a material adverse effect on our reputation, operating results, and financial condition.

Moreover, expenditures incurred in implementing cyber security and other procedures and controls could adversely affect our results of operations and financial condition.

We must comply with extensive environmental requirements, and any exposure to environmental liabilities may adversely affect us.

Federal, state, and local requirements relating to the discharge and emission of substances into the environment, the disposal of hazardous wastes, the remediation and abatement of contaminants, and other activities affecting the environment have had and may continue to have an impact on our operations. Management cannot assess the possible effect of compliance with future environmental requirements or of future environmental claims for which we may not have adequate indemnification or insurance coverage. If we were required to pay the expenses related to any future environmental claims for which neither indemnification nor insurance coverage were available, these expenses could have an adverse impact on our results of operations and financial condition.

Future environmental regulatory developments in the United States and abroad concerning environmental issues, such as climate change, could adversely affect our operations and increase operating costs and, through their impact on our customers, reduce demand for our products and services. Actions may be taken in the future by the U.S. government, state governments within the United States, foreign governments, the International Civil Aviation Organization, or by signatory countries through a new global climate change treaty to regulate the emission of greenhouse gases by the aviation industry. The precise nature of any such requirements and their applicability to us and our customers are difficult to predict, but the impact to us and the aviation industry would likely be adverse and could be significant, including the potential for increased fuel costs, carbon taxes or fees, or a requirement to purchase carbon credits.

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We may need to make significant capital expenditures to keep pace with technological developments in our industry.

The industries in which we participate are constantly undergoing development and change, and it is likely that new products, equipment, and methods of repair and overhaul services will be introduced in the future. We may need to make significant expenditures to purchase new equipment and to train our employees to keep pace with any new technological developments. These expenditures could adversely affect our results of operations and financial condition.

Our operations would be adversely affected by a shortage of skilled personnel or work stoppages.

We are dependent on an educated and highly skilled workforce because of the complex nature of many of our products and services. Our ability to operate successfully and meet our customers' demands could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel, including qualified licensed mechanics, to conduct our business, or if we experience a significant or prolonged work stoppage. These and similar events may adversely affect our results of operations and financial condition.

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have limited operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

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We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on public capital markets following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

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Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our officers and directors collectively own more than a majority of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers and directors collectively own more than a majority of our outstanding voting securities of the voting securities prior to the Offering and will continue to own a majority of our outstanding voting securities after the Offering, assuming all of the shares of common stock offered in this Offering are sold. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock, if any, or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

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(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate once the Maximum Offering is reached or, if it is not reached, upon the discretion of the Board of Directors.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 3,400,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
John Hudnall (5)	Chief Executive Officer & Director	7,000,000	10,000	6,990,000	33.54%	33.49%
Adam Fraser(6)	President, Chief Operating Officer & Director	7,000,000	10,000	6,990,000	33.54%	33.49%
Martha Jefferson(7)	Treasurer, Secretary & Director	3,500,000	10,000	3,490,000	16.77%	16.72%
Dave Fraser(6)		10,000	10,000	0	<1%	0%
Kim Fraser(6)		10,000	10,000	0	<1%	0%
Ryan Grove(8)		10,000	10,000	0	<1%	0%

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Sharday Grove(8)	10,000	10,000	0	<1%		0%
Michael Penix	10,000	10,000	0	<1%		0%
Angela Davis	10,000	10,000	0	<1%		0%
Adam Durand	10,000	10,000	0	<1%		0%
Drew Dalziel	10,000	10,000	0	<1%		0%
Matt VanCleave	10,000	10,000	0	<1%		0%
Benjamin F. Jefferson Jr. (7)	10,000	10,000	0	<1%		0%
Rosalinda Jefferson(7)	10,000	10,000	0	<1%		0%
Benjamin P Jefferson(7)	10,000	10,000	0	<1%		0%
Staci Jefferson(7)	10,000	10,000	0	<1%		0%
Elizabeth Jefferson Carrasco(7)	10,000	10,000	0	<1%		0%
Charles Boyer	10,000	10,000	0	<1%		0%
Gabriela Gladwell	10,000	10,000	0	<1%		0%
Juliana Bishop	10,000	10,000	0	<1%		0%
Vanessa Kelly	10,000	10,000	0	<1%		0%
Marla Hudnall(5)	10,000	10,000	0	<1%		0%
Christopher Hudnall(5)	10,000	10,000	0	<1%		0%
Jordana Hudnall(5)	10,000	10,000	0	<1%		0%
Stephen Hudnall(5)	10,000	10,000	0	<1%		0%
Linda Hudnall(5)	10,000	10,000	0	<1%		0%
Nicholas Poff	10,000	10,000	0	<1%		0%
Ronald Sell(9)	10,000	10,000	0	<1%		0%
Rada Sell(9)	10,000	10,000	0	<1%		0%
Chuck Cooper	10,000	10,000	0	<1%		0%
Syndicate Seven LLC(10)	425,000	425,000	0	2.03%		0%
Spruce Solutions LLC(11) (17)	350,000	350,000	0	1.67%		0%
Chief Accomplice LLC(12)	400,000	400,000	0	1.9	1%	0%
Batterson Partners LLC(13)	375,000	375,000	0	1.79%		0%
Crystal Bay Enterprises LLC(14)	375,000	375,000	0	1.79%		0%
Powerline Strategies LLC(15)	400,000	400,000	0	1.91%		0%
Baldwin Dachs Holdings LLC(16)	450,000	450,000	0	2.15%		0%
Trenton Spruce(17)	10,000	10,000	0	<1%		0%
Danny Burnett	10,000	10,000	0	<1%		0%
Matthew Curtis	10,000	10,000	0	<1%		0%
Jennifer Laurel Parsons	10,000	10,000	0	<1%		0%
Jeffrey Freedman	10,000	10,000	0	<1%		0%

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Kenneth H. Keller	10,000	10,000	0	<1%	0%
Clark Maurer Murphy	10,000	10,000	0	<1%	0%
Drew Cosgrove	10,000	10,000	0	<1%	0%
Ronald B. Norman	20,000	20,000	0	<1%	0%
Gideon Menczel	125,000	125,000	0	<1%	0%
Christiane Olsen	100,000	100,000	0	<1%	0%

1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

3.	Percentages are based upon 20,870,000 shares of our common stock outstanding as of the date of this registration statement.

4.	Assumes sale of all 3,400,000 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 20,870,000 shares outstanding following the offering.

5.	These individuals are family members.

6.	These individuals are family members.

7.	These individuals are family members.

8.	These individuals are family members.

9.	These individuals are family members.

10.	Greg Shockey is the Manager of Syndicate Seven LLC.

11.	Thomas Spruce is the Manager of Spruce Solutions LLC.

12.	Scott Oliver is the Manager of Chief Accomplice LLC.

13.	Jim Murphy is the Manager of Batterson Partners LLC.

14.	Robert Fuller is the Manager of Crystal Bay Enterprises LLC.

15.	Mark Schuster is the Manager of Powerline Strategies LLC.

16.	Elliot Freier is the Manager of Baldwin Dachs Holdings LLC.

17.	Thomas Spruce, the Manager of Spruce Solutions LLC, and Trenton Spruce are family members.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

Aviation Mining Solutions is an aircraft parts distribution business based in Gilbert, Arizona that provides airlines, aircraft dealers, and air-ground supply services with a plethora of high quality used aviation parts. Aviation Mining Solution's mission is to serve the commercial aviation after-market by using data analytics to monetize hidden value in stagnant inventory, and to be a logistics conduit to relocate isolated assets to the required point of use.

The Company operates from its facilities located in Gilbert, Arizona. Aviation Mining Solutions was founded to serve the aviation Maintenance Repair and Overhaul ("MRO") market by selling the MRO’s surplus commercial aviation inventory to the open market. The premise was based on the MRO tending to accumulate surplus inventory while they focused on their core competency. As a result, it was possible for AMS to create revenue, profit and cash with a minimal initial investment. Over time this service has been leveraged to include the mining of commercially viable sub-assemblies in beyond economical repair top assemblies, as well as securing a distributorship for components directly from an Original Equipment Manufacturer (OEM).

References to the financial condition and performance of the Company in this section "Management's Discussion and Analysis of Financial Condition and Results of Operations" are to Aviation Mining Solutions LLC, the Company's wholly-owned subsidiary.

Plan of Operation for the Next Twelve Months

The Company believes that to complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Investments. The Company intends to make substantial investment in surplus commercial aviation inventory assets for resale to the open market.

Marketing and sales. The Company will cause its companies to make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the purchase, maintenance and distribution of our surplus commercial aviation inventory assets to be offered for resale to the open market. These include expenses related to acquiring surplus commercial aviation inventory assets as well as salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

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Revenues and Losses

During the nine months ended September 30, 2018, the Company posted revenues of $6,145,893, total operating expenses of $992,268, consisting of professional fees of $15,754, compensation expense of $204,018, rent expense of $25,122 and general and administrative expenses of $747,374, and a net income of $1,337,102. In contrast, during the nine months ended September 30, 2017, the Company posted revenues of $6,605,242, total operating expenses of $877,659, consisting of professional fees of $10,520, compensation expense of $295,617, rent expense of $22,858 and general and administrative expenses of $548,664, and a net income of $1,005,873.

Liquidity and Capital Resources

As of September 30, 2018, the Company had total assets of $3,032,953, comprised of cash of $256,185, accounts receivable of $347,482, inventory of $2,246,656, property and equipment of $5,950 and other assets of $176,680. In comparison, as of December 31, 2017, the Company had total assets of $1,594,182, comprised of cash of $400,552, accounts receivable of $280,246, inventory of $913,384, property and equipment of $0 and other assets of $0.

Results of Operations

Discussion of the three months ended September 30, 2018 as compared to the three months ended September 30, 2017

 During the three months ended September 30, 2018, the Company posted revenues of $1,204,692. In comparison, during the three months ended September 30, 2017, the Company posted revenues of $2,903,757. The decrease in revenue is attributable to fluctuations in demand caused by changes in general economic conditions.

During the three months ended September 30, 2018, the Company incurred total operating expenses of $263,002, consisting of professional fees of $7,186, compensation expense of $64,106, rent expense of $8,874 and general and administrative expenses of $182,836. In contrast, during the three months ended September 30, 2017, the Company incurred total operating expenses of $263,600, consisting of professional fees of $10,520, compensation expense of $34,429, rent expense of $5,416 and general and administrative expenses of $213,235. The decrease in total operating expenses is negligible for the purposes of comparison.

During the three months ended September 30, 2018, the Company posted net income of $235,841 as compared to net income of $388,630 for the three months ended September 30, 2017. The decrease in net income resulted from decreases in revenue related to fluctuations in demand caused by changes in general economic conditions.

Discussion of the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017

During the nine months ended September 30, 2018, the Company posted revenues of $6,145,893. In contrast, during the nine months ended September 30, 2017, the Company posted revenues of $6,605,242. The decrease in revenue is attributable to fluctuations in demand caused by changes in general economic conditions.

During the nine months ended September 30, 2018, the Company incurred total operating expenses of operating expenses of $992,268, consisting of professional fees of $15,754, compensation expense of $204,018, rent expense of $25,122 and general and administrative expenses of $747,374. In contrast, during the nine months ended September 30, 2017, the Company incurred total operating expenses of $877,659, consisting of professional fees of $10,520, compensation expense of $295,617, rent expense of $22,858 and general and administrative expenses of $548,664. The increase in total operating expenses resulted from fluctuations in the operating costs of the Company caused by changes in general economic conditions.

During the nine months ended September 30, 2018, the Company posted net income of $1,380,595 as compared to net income of $1,005,873 for the nine months ended September 30, 2017. The increase in net income resulted from increases in revenue generated by fluctuations in demand caused by changes in general economic conditions.

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For the nine months ended September 30, 2018, the Company generated cash from operating activities of $385,754. During such period, the Company also used cash in investing activities in the amount of $5,950 and used cash in financing activities of $524,171. In comparison, for the nine months ended September 30, 2017, the Company generated cash from operating activities of $255,460, but did not use or generate cash in investing activities or financing activities during the period.

Discussion of the Year Ended December 31, 2017 as compared to the Period from September 1, 2016 (inception) to December 31, 2016

Our revenue was $8,350,791 and $130,999 for the year ended December 31, 2017 and the period from September 1, 2016 (inception) to December 31, 2016, respectively. The increase in revenue is attributable to the expansion of the Company’s business from the start-up phase.

During the year ended December 31, 2017, the Company incurred total operating expenses of $1,354,196, consisting of professional fees of $12,257, compensation expense of $575,133, rent expense of $30,232 and general and administrative expenses of $736,574. In contrast, during the period from September 1, 2016 (inception) to December 31, 2016, the Company incurred total operating expenses of $13,715, consisting of professional fees of $0, compensation expense of $0, rent expense of $10,872 and general and administrative expenses of $2,843. The increase in total operating expenses resulted is attributable to the expansion of the Company’s business from the start-up phase.

In the year ended December 31, 2017, the Company posted net income of $1,040,072 as compared to net income of $11,845 for the period from September 1, 2016 (inception) to December 31, 2016. The increase in net income resulted from increases in revenues attributable to the expansion of the Company’s business from the start-up phase.

In the year ended December 31, 2017, the Company generated cash from operating activities of $350,921. During such period, the Company did not generate or use cash in investing activities or financing activities. In comparison, for the period from September 1, 2016 (inception) to December 31, 2016, the Company used cash of $123,369 in operating activities, did not generate from or use cash in investing activities and generated cash from financing activities of $173,000.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2017 and 2016.

Income taxes

The Company was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits being passed through to its members. As such, no recognition of federal or state income taxes for the Company has been provided for the year ended December 31, 2017.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

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Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted for annual periods beginning after December 15, 2016.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

OUR BUSINESS

Corporate History and General Information

Aviation Mining Solutions, Inc. was incorporated in Delaware on July 3, 2018 and operates through its wholly owned subsidiary, Aviation Mining Solutions, Inc., a limited liability company that was incorporated in Arizona on August 1, 2016. In this Offering Circular, unless the context indicates otherwise, references to “AMS,” “Aviation Mining Solutions”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Aviation Mining Solutions, Inc. and its wholly owned subsidiary, Aviation Mining Solutions, LLC.

The Company’s offices are located at 170 S. William Dillard Dr,. Ste. 1-100, Gilbert, AZ, 85233, USA. The Company’s main phone number is 480-878-4230. The Company’s fiscal year end is December 31. We maintain a website at https://aviationminingsolutions.com/. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

The Business

Overview

Aviation Mining Solutions is an aircraft parts distribution business based in Gilbert, Arizona that provides airlines, aircraft dealers, and air-ground supply services with a plethora of high quality used aviation parts. Aviation Mining Solution's mission is to serve the commercial aviation after-market by using data analytics to monetize hidden value in stagnant inventory, and to be a logistics conduit to relocate isolated assets to the required point of use.

The Company operates from its facilities located in Gilbert, Arizona. Aviation Mining Solutions was founded to serve the aviation Maintenance Repair and Overhaul ("MRO") market by selling the MRO’s surplus commercial aviation inventory to the open market. The premise was based on the MRO tending to accumulate surplus inventory while they focused on their core competency. As a result, it was possible for AMS to create revenue, profit and cash with a minimal initial investment. Over time this service has been leveraged to include the mining of commercially viable sub-assemblies in beyond economical repair top assemblies, as well as securing a distributorship for components directly from an Original Equipment Manufacturer (OEM).

Products and Services

The primary business of AMS is to support the material needs of the commercial airline maintenance repair and overhaul market with discounted used material that has been certified as airworthy by an FAA approved repair station.

The commercial aviation market is a worldwide market with a vast infrastructure. This network was designed to support the "in air" time of commercial aircraft. Due to the cost, most are leased to the airline by a third-party leasing company. When the aircraft experiences an "AOG" or “airplane on the ground” to repair, expenses tend to accumulate rapidly. This places an acute strain to insure replacement parts are moved rapidly to the point of need.

Because of the resultant inefficiencies of a rapid response scenario, the commercial aviation market creates pockets of surplus material that accumulate over time. This material is useable and has value. However, its physical location is displaced from the actual event that would consume it. Aviation Mining Solutions' job is to create shortcuts in the market by anticipating material shortfalls.

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The products and services that AMS offers are the result of the intersection of the design of the aircraft, the logistics of the airlines, and the distribution of the Maintenance, Repair and Overhaul ("MRO") facilities that service the commercial aviation network.

Airframe

To serve the complex airframe market, AMS' point of entry has been to work with repair facilities that focus on the interior.

•	AMS analyzes the inventory usage patterns of the MRO and determines inventory that is stagnant. A consignment agreement is entered into with the MRO and a marketing and sales plan is implemented to sell the inventory for a percentage fee.

•	AMS analyzes the inventory that is Beyond Economic Repair (BER) from an engineering perspective. The purpose of this analysis is to determine if there are any sub-assemblies or components worth salvaging for resale on the open market. If there are the primary assembly is disassembled into useable sub-assemblies for repair and overhaul. These are then sold on the open market for value recapture. This is particularly useful to the MRO because BER material has been written off to zero.

•	A variation of this process is to purchase used top-assemblies on the open market, disassemble, and repair marketable components. The driving economics of this process is that the sum of the value of the components will exceed the value of the whole.

•	As the relationship with the MRO is developed AMS acts as a secondary source for class "A" components. Once the purchase analysis has been accomplished, a sales price is targeted. The material is sourced on the open market and sold to the MRO at a lower price than the historic purchase price, resulting in a cost savings.

Engines

The largest concentration of value in a used aircraft is in the engines. They have their own service cycles and are removable from an aircraft for servicing or replacement. Generally, each engine can be segregated into the fan section, combustor, high pressure turbine, low pressure turbine. Each of these modules can be separately overhauled and swapped with depleted modules in other engines. Each of these modules have life limited parts. The life limit is measured in cycles. A cycle is defined to be one take-off and one landing. The remaining life of these parts typically dictates the flight time left in an engine before necessary overhaul. Because of the extraordinary costs of a new part, used overhauled parts have developed their own currency or value based on the sale price of a new part pro-rated over the remaining life of an overhauled part.

•	Life Limited Parts - AMS works with the airlines and MROs to determine their life limited part requirements. These parts are either sourced on the open market or salvaged from the disassembly of engines that are BER. Because the measurement of usage is a cycle, every cycle for that part must be documented in terms of ownership, engine application, thrust rating, and repairs. Consequently, every life limited part has its own pedigree that is accumulated over the lifetime of that part. Each customer has its own variation or standard for the trace documents. To make sure that AMS is in compliance with all of them, AMS uses the most stringent standard established by Atlas Air.

•	Blades and Vanes - The next concentration of value in an engine is with the blades and vanes. These typically require the same pedigree that the life limited parts require and are limited in terms of usage by the number of repairs. AMS sells blade and vane sets

•	QEC - Each engine is held in place by a Quick Engine Change Unit that allows an engine to quickly be removed or installed on an airplane. Typically, when an engine is sold or traded the QEC is included. From a value concentration perspective, the QEC includes starters, generators, and fuel pumps. AMS isolates the starters, generators, and fuel pumps for overhaul and resale to the open market.

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The Market

The business of specialized aircraft part sales is a moderately difficult business. This section of analysis will detail the overall economic climate, the customers of Aviation Mining Solutions, and will conclude with a competitive analysis of the industry.

Currently, the economic market condition in the United States and worldwide is moderate. Unemployment rates have declined while asset prices have risen substantially. It should be noted that Aviation Mining Solutions' operations are relatively immune from negative changes in the economy. This is due to the fact that the aviation industry requires parts at all times for their fleets. In the event that an economic recession does impact the Company's revenues, the business will be able to remain profitable at all times, given the strong gross margins and low operating costs of the business. Additionally, the aviation after-market tends to be a contra-economic cycle. Airlines tend to be more motivated to acquire used, overhauled material in an economic downturn.

Within the United States, there are approximately 1,800 businesses that specialize in the sale of used aircraft parts and related equipment. Each year, these businesses generate $44 billion of revenue while concurrently providing jobs for 26,000 people. The growth rate of this industry generally mirrors that of the economy as a whole.

We believe that there are no pending pieces of regulation of legislation that would impact the way companies within this industry operate. One of the common trends among these businesses is to maintain a large online presence so that people/companies seeking specific aircraft parts can quickly find dealers. AMS will continue to maintain an expansive online presence not only through its own website, but among popular aircraft listing websites as well.

The Company’s Presence in the Market

By the end of 2017, the Company’s customer base had grown to 218 and sales had reached $8,350,000 with profit of $1,526,000. Among the Company's clients, Management has outlined the following demographics:

•	Has gross revenues in excess of $20 million dollars
•	Has an engine program that controls the flow of engines into the overhaul shops
•	Operates within a country that has a favorable trade rating by the US commerce department

Management's choice of target markets is based on comprehensive experience within the aviation parts industry. The Company intends to partner with market leaders within the market segment. By choosing the market leaders and becoming entrenched in their business, AMS believes that it will be exposed to large transactions that the Company normally would not be privy to.

The commercial aviation parts market is driven by the availability of material, quality of the part, and price point. Historically the availability of material has been advertised on an internet trading site called the Inventory Locator System (ILS). Over the last several years a few other web sites have been developed but none are as extensive as the ILS. The general practice is for most traders to post their inventory by part number, description, condition, and cycles used if appropriate.

Most of the material is repaired by FAA approved facilities. Consequently, the form, fit or function is not the defining characteristic for the quality of the part. There is a standard practice for all engine material to have "back to birth" trace. This entails having the chronology of the part, including the manufacture, every removal, every usage, every flight, every change of ownership, every repair fully documented in what is called the "trace package". This pedigree will often dictate the value of the part. Different customers may have unique standards for the trace. AMS uses a standard that is stringent and typically is accepted by the majority of customers.

The price point is established by a combination of competition and remaining cycle life. The larger the remaining cycles, the higher the selling price. The demand for the material does have seasonality to it driven by the need to keep the planes in the air. Typically, this is usually summer and the winter holidays, leaving Fall and Spring as the heavy maintenance season. Additionally, when an "AOG" situation occurs the sale is price insensitive.

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Aviation Mining Solutions allows the MROs and airlines to focus on their key competencies by offering a service to analyze and liquidate slow moving to stagnant inventory. As an off-shoot of this service AMS will also analyze BER material for potential disassembly and component marketing. Additionally, AMS will assist in technology changeover by examining the clients’ inventory position for value concentration and proposing a value recapture program.

Competition

The distribution of material in the Aviation Aftermarket represents a $44 Billion-dollar opportunity employing 26,567 employees. Within this market there are only a few distributors with a concentration of sales. Most of the businesses are small to medium operations competing on price.

Sales Strategy

The Aviation supply chain management process is dependent on tight relationships established in a collaborative fashion to insure a seamless supply of material directly to the point of need. AMS’ sales strategy is to closely work with the planner for the airlines as well as the inventory planners for the MROs. By starting with the industry leaders our processes will be validated as well as certified by industry organizations (ASA). Additionally, AMS spends a considerable amount of time in industry network groups to secure visibility to retired aircraft and lease-end inventory. (ISTAT)

Marketing Strategy

The first strategic move for AMS is to expand the certifications from ASA-100 to include ISO 9002. We believe that this will enhance the business' ability to do business with international companies particularly in Asia. Critical to accomplishing this is to expand the central warehouse to include a state of the art 20,000 square foot facility with the technology to track many parts.

Once this is accomplished, we believe that it will allow AMS to showcase its ability to manage consignment surplus inventory that accumulates with the airlines. These must be supported with marketing and sales processes that give the customer the confidence that their inventory is being liquidated in an orderly fashion.

While this is being accomplished, we believe that AMS must improve its website. We intend to upgrade out site to enable a shopping cart capability as well as the ability to download the trace for higher end parts. Simultaneously, AMS will continue to approach contacts within the airlines and MROs to expand its reach

The Company’s sales managers and members of the Management Team will frequently attend trade show events that will further create visibility for the Company's operations.

Effect of Existing or Probable Governmental Regulation

We are subject to various federal, state and local statutes and rules regarding, among other things, certification for process and quality of our aviation products. The Federal Aviation Administration ("FAA") regulates the manufacture, repair, distribution, and operation of all aircraft and aircraft parts operated in the United States. Similar rules and regulatory authorities exist in other countries. The inspection, maintenance and repair procedures for the various types of aircraft and equipment are prescribed by these regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. The FAA requires that various maintenance routines be performed on aircraft engines, certain engine parts, and airframes at regular intervals based on take-off and landing cycles or flight time.

We are certified by the Aviation Suppliers Association (“ASA”) as having met the requirements of the ASA’s Quality System Standard “ASA-100” and FAA Advisory Circular 00-56B (Certificate Number 42300917-2). We expect to expand our certifications to include ISO 9002 certification in the near future. We believe that we possess all licenses and certifications that are material to the conduct of our business and believe that we are in substantial compliance with all applicable regulatory requirements.

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Costs and Effects of Compliance with Environmental Laws

Federal, state, and local requirements relating to the discharge and emission of substances into the environment, the disposal of hazardous wastes, the remediation and abatement of contaminants, and other activities affecting the environment have had and may continue to have an impact on our operations. Management cannot assess the possible effect of compliance with future environmental requirements or of future environmental claims for which we may not have adequate indemnification or insurance coverage. If we were required to pay the expenses related to any future environmental claims for which neither indemnification nor insurance coverage were available, these expenses could have an adverse impact on our results of operations and financial condition.

Future environmental regulatory developments in the United States and abroad concerning environmental issues, such as climate change, could adversely affect our operations and increase operating costs and, through their impact on our customers, reduce demand for our products and services. Actions may be taken in the future by the U.S. government, state governments within the United States, foreign governments, the International Civil Aviation Organization, or by signatory countries through a new global climate change treaty to regulate the emission of greenhouse gases by the aviation industry. The precise nature of any such requirements and their applicability to us and our customers are difficult to predict, but the impact to us and the aviation industry would likely be adverse and could be significant, including the potential for increased fuel costs, carbon taxes or fees, or a requirement to purchase carbon credits. We believe that we are in substantial compliance with all applicable environmental regulatory requirements.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees:

Name and Principal Position	Term of Office

John Hudnall Chief Executive Officer and Director	Since July 2018

Adam Fraser President, Chief Operating Officer and Director	Since July 2018

Martha Jefferson Secretary, Treasurer and Director	Since July 2018

John Hudnall

Chief Executive Officer and Director

John Hudnall serves as Chief Executive Officer and a director of the Company, positions he has held with the Company since its inception in July 2018. Mr. Hudnall has 18 years of experience in the aviation parts supply industry acting as an executive for a number of companies in the industry. From 2000 to 2008, Mr. Hudnall was the Founder and President of Inventory Navigation LLC. From 2008 to 2016, Mr. Hudnall was the Founder of Intran, LLC. From 2016 to the present, Mr. Hudnall has served as the Co-Founder and managing member of Aviation Mining Solutions, LLC, a wholly owned subsidiary of the Company. Mr. Hudnall holds bachelor degrees in engineering science from Arizona State University.

Adam Fraser

President, Chief Operating Officer and Director

Adam Fraser serves as President, Chief Operating Officer and Director of the Company, positions he has held with the Company since its inception in July 2018. Mr. Fraser has 7 years of experience in the aviation parts supply industry acting as an executive for a number of companies in the industry. From 2010 to 2013, Mr. Fraser was the Director of Materials Control at Perform Air International. From 2013 to 2016, Mr. Fraser was the Vice President of Sales and Operations at InTran LLC. From 2016 to the present, Mr. Fraser has served as the Co-Founder and Vice President of Sales and Operations of Aviation Mining Solutions, LLC, a wholly owned subsidiary of the Company. Mr. Fraser holds a bachelor degree in business management from Iowa State University.

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Martha Jefferson

Secretary, Treasurer and Director

Martha Jefferson serves as Secretary, Treasurer and Director of the Company, positions she has held with the Company since its inception in July 2018. Ms. Jefferson has 4 years of experience in the aviation parts supply industry. From 2014 to 2016, Ms. Jefferson was the Program Manager at InTran LLC. From 2016 to the present, Ms. Jefferson has served as the Co-Founder and Program Officer of Aviation Mining Solutions, LLC, a wholly owned subsidiary of the Company. Ms. Jefferson holds a degree from Mesa Community College.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
John Hudnall Chief Executive Officer and Director	-0-	-0-	-0-

Adam Fraser President, Chief Operating Officer and Director	-0-	-0-	-0-

Martha Jefferson Secretary, Treasurer and Director	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 10, 2016, the Company issued 3,000,000 shares of common stock to John Hudnall, 3,000,000 shares of common stock to Adam Fraser and 1,500,000 shares of common stock to Martha Jefferson at a purchase price of $0.0001 per share. John Hudnall, Adam Fraser and Martha Jefferson are officers and directors of the Company

During the nine months ended September 30, 2018, the Company’s three owners loaned funds to the company to cover general operating expenses. The loans are unsecured, non-interest bearing and due on demand. John Hudnall loaned the Company $260,000, Martha Jefferson loaned the Company $100,000 and Adam Fraser, COO loaned the Company $85,000.

On October 12, 2018, the Company entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) pursuant to which the Company acquired 100% of the membership interests of Aviation Mining Solutions LLC, a private company organized under the laws of Arizona (“AMS AZ LLC”), in exchange for 10,000,000 shares of the Company’s common stock. John Hudnall, Adam Fraser and Martha Jefferson, the officers and directors of the Company, were also members and officers of AMS AZ LLC and received shares of the common stock of the Company in exchange for their membership interests in AMS AZ LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to ownership of issued and outstanding stock of the Company as of the date hereof by each executive officer and director of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities:

COMMON STOCK

	Common Shares	Percentage
	Owned	Of Class(1)

John Hudnall Chief Executive Officer and Director (2) (3)	7,000,000	33.54%

Adam Fraser President, Chief Operating Officer and Director (2) (3)	7,000,000	33.54%

Martha Jefferson Secretary, Treasurer and Director (2) (4)	3,500,000	16.77%

(1)	Based on 20,870,000 common stock shares outstanding.

(2)	Address is 170 S. William Dillard Dr,. Ste. 1-100, Gilbert, AZ, 85233, USA.

(3)	Includes: (1) 3,000,000 common stock shares acquired at inception; and (2) 4,000,000 common stock shares acquired pursuant to the Acquisition of Aviation Mining Solutions, LLC.

(4)	Includes: (1) 1,500,000 common stock shares acquired at inception; and (2) 2,000,000 common stock shares acquired pursuant to the Acquisition of Aviation Mining Solutions, LLC.

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DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 20,870,000 shares are outstanding as of the date of this offering circular. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which there are no shares issued and outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

33

Transfer Agent

The Company serves as its own transfer agent, but may engage a transfer agent in the future.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 20,870,000 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

34

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by the Law Offices of Jarvis J. Lagman, Esq. of San Diego, CA.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

35

AVIATION MINING SOLUTIONS, INC.

F-1

AVIATION MINING SOLUTIONS, INC. BALANCE SHEET (Unaudited)

September 30, 2018
ASSETS
Current Assets:
Cash	$1,032
Total Assets	$1,032

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$-
Total Current Liabilities	-
Total Liabilities	-

Stockholder’s Equity:
Preferred Stock, $.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding	-
Common Stock, $.0001 par value, 100,000,000 shares authorized; 10,320,000 shares issued and outstanding	1,032
Accumulated deficit	-
Total Stockholder’s Equity	1,032
Total Liabilities and Stockholder’s Equity	$1,032

The accompanying notes are an integral part of these unaudited financial statements.

F-2

AVIATION MINING SOLUTIONS, INC. STATEMENT OF OPERATIONS (Unaudited)

From July 3, 2018 (date of inception) through September 30, 2018

Expenses:
Stock compensation – related party	$-
Total expenses	-

Loss from operations	-

Net Loss	$-

Loss per share, basic and diluted	$-
Weighted average shares outstanding, basic and diluted	7,428,778

The accompanying notes are an integral part of these unaudited financial statements.

F-3

AVIATION MINING SOLUTIONS, INC. STATEMENT OF STOCKHOLDER’S DEFICIT (Unaudited)

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance at July 3, 2018 (date of inception)	-	$-	$-	$-

Common sold to founders	7,500,000	750	-	750

Common stock sold for cash	2,820,000	282	-	282

Net loss from July 3, 2018 (date of inception) through September 30, 2018	-	-	-	-

Balance at September 30, 2018	10,320,000	$1,032	$-	$1,032

The accompanying notes are an integral part of these unaudited financial statements.

F-4

AVIATION MINING SOLUTIONS, INC. STATEMENT OF CASH FLOWS

From July 3, 2018 (date of inception) through September 30, 2018
Cash flow from operating activities:
Net Loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	-
Net cash used in operating activities	-

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock – related party	750
Proceeds from sale of common stock	282
Net cash provided by financing activities	1,032

Net increase in cash	1,032
Cash at beginning of period	-
Cash at end of period	$1,032

Supplemental Disclosures:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-5

AVIATION MINING SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Aviation Mining Solutions, Inc. was incorporated in Delaware on July 3, 2018. The Company specializes in the resale of both Air Frame and Power Plant commercial aviation Parts. The Company partners with maintenance planners as well as the MRO shops to ensure that the fit and functional needs of the end users are met. Our focus has been to interface with the engine planners as well as engineering to minimize the cost of on-going engine maintenance. We are specialists in analyzing BER material and salvaging sub-components to insure optimal pricing to the market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2018.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Income taxes

The Company’s year-end is December 31, 2018. The Company is expected to use a tax rate of 21% and to record a valuation allowance against any deferred tax assets that there may be as of December 31, 2018.

Recently issued accounting pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606.

 On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s unaudited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has just begun its operations and does not yet have operations or revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due and/or merging with another company. While we believe that we will be successful in obtaining the necessary financing or successfully consummating an acquisition to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding or a successful acquisition will be achieved and that we will succeed in our future operations. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

F-6

AVIATION MINING SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 4 – COMMON STOCK

During the period from July 3, 2018 (inception) through September 30, 2018, the Company sold 2,820,000 shares of common stock to third parties at $.0001 for total cash proceeds of $282.

Refer to Note 5 to common stock sold to related parties.

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 10, 2018, the Company sold 3,000,000 shares of common stock to John Hudnall, CEO; 1,500,000 shares of common stock to Martha Jefferson, CFO; and 3,000,000 shares of common stock to Adam Fraser, President and COO. The shares were sold at par value of $.0001 for total cash proceeds of $750.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no material subsequent events that require disclosure in the financial statements other than the following.

Subsequent to September 30, 2018, the Company sold 550,000 shares of common stock for total cash proceeds of $55.

On October 12, 2018, the Company entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) pursuant to which the Company acquired 100% of the membership interests of Aviation Mining Solutions LLC, a private company organized under the laws of Arizona (“AMS AZ LLC”), in exchange for 10,000,000 shares of the Company’s common stock. John Hudnall, Adam Fraser and Martha Jefferson, the officers and directors of the Company, were also members and officers of AMS AZ LLC and received shares of the common stock of the Company in exchange for their membership interests in AMS AZ LLC.

F-7

Aviation Mining Solutions, LLC

Financial Statements

September 30, 2018

F-8

Aviation Mining Solutions, LLC Balance Sheets (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$256,185	$400,552
Accounts receivable	347,482	280,246
Inventory	2,246,656	913,384
Property and equipment	5,950	-
Other assets	176,680

Total assets	$3,032,953	$1,594,182

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$995,105	$369,265
Loans payable – related party	445,000	-
Total current liabilities	1,440,105	369,265

Commitments and contingencies	-	-

Members' Equity:
Members’ equity	173,000	173,000
Retained earnings	1,419,848	1,051,917
Total member’s equity	1,592,848	1,224,917

Total liabilities and members' equity	$3,032,953	$1,594,182

The accompanying notes are an integral part of these unaudited financial statements.

F-9

Aviation Mining Solutions, LLC Statements of Operations (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$1,204,692	$2,903,757	$6,145,893	$6,605,242
Cost of revenue	685,822	2,242,517	3,773,030	4,624,660
Gross margin	518,870	661,240	2,373,863	1,980,582

Operating expenses:
Professional fees	7,186	10,520	15,754	10,520
Compensation expense	64,106	34,429	204,018	295,617
Rent expense	8,874	5,416	25,122	22,858
General and administrative	182,836	213,235	747,374	548,664
Total operating expenses	263,002	263,600	992,268	877,659

Net income from operations	$255,868	$397,640	$1,380,595	$1,102,923

Other expense:
Interest expense	(20,027)	(9,010)	(43,493)	(97,050)
Total other expense	(20,027)	(9,010)	(43,493)	(97,050)

Net Income	$235,841	$388,630	$1,337,102	$1,005,873

The accompanying notes are an integral part of these unaudited financial statements.

F-10

Aviation Mining Solutions, LLC Statements of Cash Flows (Unaudited)
	For the Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities:
Net income	$1,337,102	$1,005,873
Changes in Operating Assets and Liabilities:
Accounts receivable	(67,236)	(569,735)
Inventory	(1,333,272)	(265,569)
Other current assets	(176,680)	(400)
Accounts payable	625,840	85,291
Net cash provided by operating activities	385,754	255,460

Cash flows from Investing activities:
Purchase of equipment	(5,950)	-
Net cash used in investing activities	(5,950)	-

Cash flows from Financing activities:
Loans from related parties	445,000	-
Return of capital to members	(969,171)	-
Net cash used in financing activities	(524,171)	-

Net change in cash	(144,367)	255,460

Cash, beginning of period	400,552	49,631

Cash, end of period	$256,185	$305,091

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$43,492	$97,050
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-11

Aviation Mining Solutions, LLC

Notes to Unaudited Financial Statements

September 30, 2018

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

Aviation Mining Solutions, LLC (the “Company”) was formed on September 1, 2016 in Arizona.  The Company specializes in the resale of both Air Frame and Power Plant commercial aviation Parts.  The Company partners with maintenance planners as well as the MRO shops to ensure that the fit and functional needs of the end users are met. Our focus has been to interface with the engine planners as well as engineering to minimize the cost of on-going engine maintenance. We are specialists in analyzing BER material and salvaging sub-components to insure optimal pricing to the market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company, as of September 30, 2018 and the results of its operations and cash flows for the nine-month periods then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – MEMBERS’ EQUITY

During the nine months ended September 30, 2018, John Hudnall received $392,662, Adam Fraser $391,816 and Martha Jefferson $185,000. Ownership is as follows: John Hudnall, 40% interest; Martha Jefferson 20% interest and Adam Fraser, 40% interest.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2018, the Company’s three owners loaned funds to the company to cover general operating expenses. The loans are unsecured, non-interest bearing and due on demand. John Hudnall loaned the Company $260,000, Martha Jefferson loaned the Company $100,000 and Adam Fraser, COO loaned the Company $85,000.

NOTE 4 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and through the date of the filing and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-12

Aviation Mining Solutions, LLC

Financial Statements

December 31, 2017

F-13

Aviation Mining Solutions, LLC Balance Sheets (Unaudited)
	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$400,552	$49,631
Accounts receivable	280,246	83,727
Inventory	913,384	59,801

Total assets	$1,594,182	$193,159

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$369,265	$8,314
Total current liabilities	369,265	8,314

Commitments and contingencies	-	-

Members' Equity:
Members’ equity	173,000	173,000
Retained earnings	1,051,917	11,845
Total member’s equity	1,224,917	184,845

Total liabilities and members' equity	$1,594,182	$193,159

The accompanying notes are an integral part of these unaudited financial statements.

F-14

Aviation Mining Solutions, LLC Statements of Operations (Unaudited)
	December 31, 2017	From September 1, 2016 (inception) to December 31, 2016
Revenue	$8,350,791	$130,999
Cost of revenue	5,859,434	105,439
Gross margin	2,491,357	25,560

Operating expenses:
Professional fees	12,257	-
Compensation expense	575,133	-
Rent expense	30,232	10,872
General and administrative	736,574	2,843
Total operating expenses	1,354,196	13,715

Net income from operations	$1,137,161	$11,845

Other expense:
Interest expense	(97,089)	-
Total other expense	(97,089)	-

Net Income	$1,040,072	$11,845

The accompanying notes are an integral part of these unaudited financial statements

F-15

Aviation Mining Solutions, LLC Statement of Members’ Equity December 31, 2017 (Unaudited)
	Members’	Retained
	Equity	Earnings	Total
Balance at inception, September 1, 2016	$-	$-	$-
Contributed capital	173,000	-	173,000
Net income from September 1, 2016 (inception) to December 31, 2016	-	11,845	11,845
Balance, December 31, 2016	173,000	11,845	184,845
Net income for the year ended December 31, 2017	-	1,040,072	1,040,072
Balance, December 31, 2017	$173,000	$1,051,917	$1,224,917

The accompanying notes are an integral part of these unaudited financial statements

F-16

Aviation Mining Solutions, LLC Statements of Cash Flows (Unaudited)
	December 31, 2017	From inception (September 1, 2016) to December 31, 2016
Cash Flows from Operating Activities:
Net income	$1,040,072	$11,845
Changes in Operating Assets and Liabilities:
Accounts receivable	(196,519)	(83,727)
Inventory	(853,583)	(59,801)
Accounts payable	360,951	8,314
Net cash provided by (used in) operating activities	350,921	(123,369)

Cash Flows from Investing Activities:	-	-

Cash Flows from Financing Activities:
Member paid in capital	-	173,000
Net cash provided by financing activities	-	173,000

Net increase in cash	350,921	49,631

Cash, beginning of period	49,631	-

Cash, end of year	$400,552	$49,631

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$97,089	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-17

Aviation Mining Solutions, LLC

Notes to Unaudited Financial Statements

December 31, 2017

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

Aviation Mining Solutions, LLC (the “Company”) was formed on September 1, 2016 in Arizona.  The Company specializes in the resale of both Air Frame and Power Plant commercial aviation Parts. The Company partners with maintenance planners as well as the MRO shops to ensure that the fit and functional needs of the end users are met. Our focus has been to interface with the engine planners as well as engineering to minimize the cost of on-going engine maintenance. We are specialists in analyzing BER material and salvaging sub-components to insure optimal pricing to the market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2017 and 2016.

Income taxes

The Company was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits being passed through to its members. As such, no recognition of federal or state income taxes for the Company has been provided for the year ended December 31, 2017.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

F-18

Aviation Mining Solutions, LLC

Notes to Unaudited Financial Statements

December 31, 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted for annual periods beginning after December 15, 2016.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – MEMBERS’ EQUITY

During the year ended December 31, 2016, the Company received $173,000 in contributed capital from its members.

NOTE 3 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and through the date of the filing and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-19

AVIATION MINING SOLUTIONS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 12, 2018, Aviation Mining Solutions, Inc., a Delaware corporation (“AMS DE” “the Company”) entered into a Share Exchange agreement with Aviation Mining Solutions, LLC, a private limited liability company organized under the laws of the Arizona (“AMS AZ”). Pursuant to the terms of the agreement, in exchange for all of the membership units of AMS AZ, the Company will issue to the three members of AMS AZ a total of 10,000,000 shares of common stock, par value $.0001. The Merger will be accounted for as a “reverse acquisition” and recapitalization.

The following unaudited pro forma combined financial information is based on the historical financial statements of AMS DE and AMS AZ, as adjusted to give effect to AMS DE’s acquisition of AMS AZ. The notes to the unaudited pro forma financial information describe the adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of September 30, 2018 is presented as if the acquisition of had occurred on September 30, 2018. The unaudited pro forma combined statement of operations for the period ended September 30, 2018 is presented as if the acquisition had occurred at the beginning of the period presented.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

F-20

AVIATION MINING SOLUTIONS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AVIATION MINING SOLUTIONS, INC. Proforma Balance Sheet
	September 30, 2018
	Aviation Mining Solutions, LLC	Aviation Mining Solutions, Inc.	Elimination		Proforma
ASSETS
Current assets:
Cash	$256,185	$1,032	$-		$257,217
Accounts receivable	347,482	-	-		347,482
Inventory	2,246,656	-	-		2,246,656
Property and equipment	5,950	-	-		5,950
Other assets	176,680	-	-		176,680
Total Assets	$3,032,953	$1,032	$-		$3,033,985

LIABILITIES AND STOCKHOLDERS' / MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$995,105	$-	$-		$995,105
Loan payable – related party	445,000	-	-		445,000
Total Current Liabilities	1,440,105	-	-		1,440,105

Stockholders' / Members’ Equity:
Preferred Stock, $.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-	-		-
Common Stock, $.0001 par value, 100,000,000 shares authorized; 10,320,000 shares issued and outstanding	-	1,032	1,000	(1)	2,032
Members’ equity	173,000	-	(173,000	)(1)	-
Additional paid in capital	-	-	172,000	(1)	172,000
Retained earnings	1,419,848	-	-		1,419,848
Total stockholders' / member equity	1,592,848	1,032	-		1,593,880
Total Liabilities and Stockholders' / Members’ Equity	$3,032,953	$1,032	$-		$3,033,985

F-21

AVIATION MINING SOLUTIONS, INC. Proforma Statement of Operations
	For the period ended September 30, 2018	From July 3, 2018 (date of inception) through September 30, 2018
	Aviation Mining Solutions, LLC	Aviation Mining Solutions, Inc.	Elimination	Proforma
Revenue	$6,145,893	$-	$-	$6,145,893
Cost of revenue	3,773,030	-	-	3,773,030
Gross margin	2,373,863	-		2,373,863

Operating expenses:
Professional fees	15,754	-	-	15,754
Compensation expense	204,018	-	-	204,018
Rent expense	25,122	-	-	25,122
General and administrative	747,374	-	-	747,374
Total operating expenses	992,268	-	-	992,268

Income from operations	1,380,595	-	-	1,380,595

Other expense:
Interest expense	(43,493)	-	-	(43,493)
Total other expense	(43,493)	-	-	(43,493)

Net Income	$1,005,873	$-	-	$1,005,873

Loss per share, basic and diluted	$-	$-		$0.14
Weighted Average Number of Shares Outstanding - Basic and Diluted	-	7,428,778	-	7,428,778

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of September 30, 2018 and the unaudited pro forma statement of operations for the period ended September 30, 2018, are based on the historical financial statements of AMS DE and AMS AZ as of September 30, 2018 after giving effect to the Company’s acquisition of AMS AZ that will be consummated, and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.   In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operations or financial position.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial information:

(1)	Since AMS DE and AMS AZ were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of AMS AZ membership units as if the restructuring transaction had occurred as of the earliest date of the financial statements. Pursuant to the terms of the merger the Company issued 10,000,000 shares of common stock to AMS AZ. The membership of AMS AZ were eliminated to additional paid in capital.

F-22

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Certificate of Incorporation
2.2*	By-laws
7.1*	Acquisition Agreement by and between Aviation Mining Solutions, Inc., Aviation Mining Solutions, LLC and the Members of Aviation Mining Solutions, LLC.
12.1*	Opinion of Counsel on legality of securities being registered
15.1*	List of Subsidiaries

* Filed herewith.

F-23

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gilbert, Arizona, on December 27, 2018.

(Exact name of issuer as specified in its charter):	Aviation Mining Solutions, Inc.

By (Signature and Title):	/s/ John Hudnall
Chief Executive Officer (Principal Executive Officer).

(Exact name of issuer as specified in its charter):	Aviation Mining Solutions, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Martha Jefferson
(Title):	Treasurer (Principal Financial Officer, Principal Accounting Officer).

(Date):	December 27, 2018

SIGNATURES OF DIRECTORS

DIRECTORS:

/s/ John Hudnall	December 27, 2018
John Hudnall	Date

/s/ Martha Jefferson	December 27, 2018
Martha Jefferson	Date

/s/ Adam Fraser	December 27, 2018
Adam Fraser	Date